EXHIBIT 99.1

Ceres Announces Pricing of $6.7 Million Public Offering

THOUSAND OAKS, Calif., Dec. 15, 2015 – Ceres, Inc. (NASDAQ: CERE), an agricultural biotechnology company, today announced the pricing of an underwritten public offering of units for gross proceeds of $6.7 million, prior to deducting underwriting discounts and commissions and offering expenses payable by Ceres.

The offering is comprised of Class A Units, priced at a public offering price of $0.40 per unit, with each share of common stock coupled in a unit with a five-year warrant (each, a “warrant”) to purchase one share of common stock, at $0.40 per share, and Class B Units, priced at a public offering price of $1,000 per unit, with each share of preferred stock convertible into 2,500 shares of common stock and coupled in a unit with 2,500 warrants. The preferred stock issued in this transaction includes a beneficial ownership blocker but has no dividend rights (except to the extent dividends are also paid on the common stock), liquidation preference or other preferences over common stock. The securities comprising the units are immediately separable and will be issued separately.

A total of 600,000 shares of common stock, 6,460 shares of preferred stock convertible into 16,150,000 shares of common stock, and warrants to purchase 16,750,000 shares of common stock, will be issued in the offering.

In addition, Ceres has granted the underwriter a 45-day option to purchase up to 2,512,500 additional shares of common stock, and/or additional warrants to purchase up to 2,512,500 shares of common stock solely to cover over-allotments, if any, at the price to the public less the underwriting discounts and commissions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., is acting as sole bookrunner in connection with the offering.

The closing of the offering is expected to take place on or about December 17, 2015, subject to the satisfaction or waiver of customary closing conditions.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-206718), which was declared effective by the United States Securities and Exchange Commission ("SEC") on December 14, 2015.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  A final prospectus relating to this offering will be filed by Ceres with the SEC.  When available, copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 570 Lexington Avenue, 11th Floor, New York, New York 10022, by calling (212) 409-2000.

About Ceres

Ceres, Inc. is an agricultural biotechnology company that develops and markets seeds and traits to produce crops for animal feed, sugar and other markets. The company's advanced plant breeding and biotechnology technology platforms, which can increase crop productivity, improve quality, reduce crop inputs and improve cultivation on marginal land, have broad application across multiple crops, including food, feed, fiber and fuel crops. Ceres markets its seed products under its Blade brand. The company also licenses its biotech traits and technology, including its Persephone genome visualization software, to other life science companies and organizations.

Ceres Forward-Looking Statements
This press release may contain forward-looking statements. All statements, other than statements of historical facts, including statements regarding Ceres’ expectations regarding the completion of the offering of securities, Ceres' efforts to develop and commercialize its products and technologies, anticipated yields and product performance, status of crop plantings, short-term and long-term business strategies, market and industry expectations, future operating metrics, and future results of operations and financial position, including anticipated cost savings from the company's restructuring plan and projected cash expenditures, are forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Ceres' control. Factors that could materially affect actual results can be found in Ceres' filings with the U.S. Securities and Exchange Commission. Ceres undertakes no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason after the date the company issues this press release to conform these statements to actual results or to changes in the company's expectations.